Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Globus Medical, Inc.:

We consent to the use of our report dated March 28, 2012 included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

May 8, 2012